Exhibit 99.2
E-Z DATA, INC. and
SUBSIDIARY
Consolidated Financial Statements for the
Year Ended December 31, 2008 and
Independent Auditor’s Report

INDEPENDENT AUDITORS’ REPORT
Board of Directors and Stockholders
E-Z Data, Inc.
We have audited the accompanying consolidated balance sheet of E-Z Data, Inc. and subsidiary (the “Company”) as of December 31, 2008, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to in the first paragraph above present fairly, in all material respects, the financial position of E-Z Data, Inc. and subsidiary as of December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Krycler, Ervin, Taubman & Walheim
An Accountancy Corporation
JULY 24, 2009

EZ-DATA, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$214,074
Accounts receivable, net of allowance for doubtful accounts of $18,489	2,732,373
Unbilled revenue	1,267,924
Other receivables	888,379
Prepaid and other current assets	953,750

TOTAL CURRENT ASSETS	6,056,500

PROPERTY AND EQUIPMENT NET	1,558,392

DEFERRED INCOME TAXES	47,000

OTHER ASSETS NET	52,393

TOTAL ASSETS	$7,714,285

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes Payable to bank	$1,350,000
Advances from stockholders	2,301,783
Accounts payable and accrued expenses	2,665,785
Deferred revenue	78,558
Deferred income taxes	74,000

TOTAL CURRENT LIABILITIES	6,470,126

STOCKHOLDERS’ EQUITY
Common stock, no par value 1,000 shares authorized; 400 shares issued and outstanding	4,000
Retained earnings	1,240,159

TOTAL STOCKHOLDERS’ EQUITY	1,244,159

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,714,285

See notes to consolidated financial statements.

EZ-DATA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2008

REVENUES NET	$22,180,955

COST AND EXPENSES
Technical, selling, general and administrative	18,190,374
Research and development	3,619,707

TOTAL COST AND EXPENSES	21,810,081

OPERATING INCOME	370,874

OTHER EXPENSES (INCOME)
Interest expense	149,845

TOTAL OTHER EXPENSES (INCOME)	149,845

INCOME BEFORE INCOME TAXES	221,029

INCOME TAXES	25,700

NET INCOME	$195,329

See notes to consolidated financial statements.

EZ-DATA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2008

	Common Stock		Retained
	Shares	Amount	Earnings	Total
BALANCE JANUARY 1, 2008	400	$4,000	$1,044,830	$1,048,830

NET INCOME	—	—	195,329	195,329

BALANCE DECEMBER 31, 2008	400	$4,000	$1,240,159	$1,244,159

See notes to consolidated financial statements.

E-Z DATA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$195,329

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	671,636
Changes in operating assets and liabilities:
Accounts receivable	2,215,439
Unbilled revenues	(1,267,924)
Other receivables	(57,400)
Prepaid and other current assets	(586,640)
Accounts payable and accrued expenses	433,470
Deferred income taxes	14,000
Deferred revenue	(286,177)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,331,733

CASH FLOW FROM INVESTING ACTIVITIES:

Purchase of property and equipment	(795,454)

NET CASH USED IN INVESTING ACTIVITIES	(795,454)

CASH FLOW FROM FINANCING ACTIVITIES:
Increase in notes payable to bank	750,000
Decrease in notes payable to bank	(900,000)
Decrease in advances from stockholders	(719,167)

NET CASH PROVIDED BY FINANCING ACTIVITIES	(869,167)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(332,889)

CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	546,963

CASH AND CASH EQUIVALENTS — END OF YEAR	$214,074

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION — Cash paid during the year for:

Interest	$149,845

Income taxes net of refunds	$0

See notes to consolidated financial statements

E-Z DATA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2008
NOTE 1 — GENERAL
E-Z Data, Inc. was incorporated in the state of California on September 14, 1987. The Company is primarily engaged in the development and marketing of practice management software to the insurance industry in the United States.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of E-Z Data. Inc., E-Z Data LLC and E-Z Data, ULC (Note 5)(collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated.
Cash Equivalents
The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents
Concentration of Credit Risk
Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. With respect to cash and cash equivalents, the Company places such financial instruments with high credit quality financial institutions. A majority of accounts receivables are with large, established insurance companies. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses.
As of December 31, 2008, one customer had a receivable balance representing approximately 28% of total accounts receivable . The balance due from that customer amounted to approximately $754,719.
Two customers accounted for more than 40% of revenues during the year, one customer accounted for 29% and the second for 11% of total revenues. Total revenues from these customers totaled approximately $9,102,660 for the year.
Unbilled Revenues
Unbilled revenues represent income earned on the percentage of completion method in excess of amounts billed on uncompleted contracts.
Developed Software
Developed software was acquired as part of the purchase of LifeMarkets LLC . The cost is being amortized over its estimated useful life of five years. Amortization amounted to $zero for the year. Asset completely amortized as of December 31, 2007.
For internally developed software, the Company accounts for software development cost under Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Under SFAS No. 86, software development costs incurred subsequent to the establishment of technical feasibility are capitalized and amortized on a product-by-product basis. The annual amortization should be the greater amount of the amount calculated by using the ratio of the revenue generated by product or the amount calculating by amortizing the capitalized cost using the straight-line method over the estimated economic life of the product. The period between the achievement of technological feasibility and the release of the Company’s product has been of short duration. As of December 31, 2008, such capitalizable software development costs were significant and all software development costs have been charged to expenses in the accompanying consolidated statement of income.

E-Z DATA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2008
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization are provided for on the straight-line and declining balance method over the estimated useful lives of the assets. Repairs and maintenance are charged to expenses as incurred.
Other Assets
Other assets consists of acquired technology, which represents amounts paid by the Company for the right to use certain completed software that is incorporated into the Company’s products, and are expensed on a per unit basis as used.
Income Taxes
The Company has elected to be treated for income tax purposes as an S Corporation. As an S Corporation, the Company’s taxable income is passed through to the stockholders. The Company is required to pay 1.5% state franchise tax.
Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities. The primary temporary differences relate to accounts receivable and accrued liabilities, since taxable income is reported on a cash basis for the state franchise tax. A valuation allowance is recorded, if necessary, to reduce deferred income tax assets to the amount expected to be recoverable.
Revenue Recognition
The Company recognizes licensing fees with corporate customers under the percentage of completion method, when significant modifications are made to the base product before it can be used by the customer. Revenue is recognized upon delivery for those product sales where little or no modification of the software is required.
Revenues from maintenance and support contracts are recognized on the straight-line method over the term of the contract
Consulting and training service contracts are recognized when services are performed or under the percentage of completion method for fixed fee contracts.
Deferred revenues represent unearned amounts received under maintenance and support contracts and amounts billed to customers but not recognized as revenue.
Research and Development
The Company expenses research and development costs as incurred.
Use of Estimates
The preparation of financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
NOTE 3 — RELATED PARTY TRANSACTIONS AND LEASE COMMITMENTS
A Company owned by the stockholders provided programming services to the Company. The total expenses incurred for the year amounted to approximately $4,286,000. Included in accounts payable and accrued expenses is zero due to this related party as of December 31, 2008.
The Company has advanced to related parties $886,800 as of December 31, 2008. The advances are non-interest bearing and are due on demand. The advances are included in other receivables.

E-Z DATA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2008
NOTE 3 — RELATED PARTY TRANSACTIONS AND LEASE COMMITMENTS (Continued)
The Company has outstanding advances payable to the stockholders of $2,301,783 as of December 31, 2008. The advances are non-interest bearing and are due on demand.
The Company leases an office building from a partnership owned by the two shareholders. The lease requires monthly payments of $29,857 through December 2010. Rental expense on the lease was 358,284 for the year. Future minimum lease payments under all long-term operating leases are as follows:

Year Ending
December 31,
2009	$358,284
2010	$358,284
Total rent expense on long-term operating leases amounted to approximately $645,974 for the year.
NOTE 4 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following at December 31, 2008:

Equipment	$3,143,546
Furniture and fixtures	419,225
Leasehold improvement	244,470
Software licenses	3,320,721

Total Property & Equipment	7,127,962
Less accumulated depreciation and amortization	(5,569,570)

$1,558,392

NOTE 5 — E-Z DATA, ULC
In November 2006, The Company established an entity in Canada (E-Z Data, ULC) for which The Company is the sole shareholder. In December 2006 E-Z Data, ULC (ULC) entered into an agreement with an unrelated Canadian company, CPU Management Software, Inc. (CPU) to acquire substantially all of it’s tangible and intangible assets. CPU’s business is substantially the same as The Company’s, marketing to Canadian customers.
The purchase price of $316,881 (Canadian) is contingent based on future revenues. As of December 31, 2008 ULC had a net loss of $91,238.
NOTE 6 — DEBT
The Company has a $2,000,000 line of credit with City National Bank. The line is secured by all Company assets and is guaranteed by the stockholders. Outstanding borrowings bear interest at the bank’s reference rate or LIBOR plus 2% . At December 31, 2008, total of $1,350,000 of borrowings was outstanding, with an interest rate of 3.25.
NOTE 7 — PROFIT SHARING PLAN
The Company contributes to a discretionary profit sharing plan that provides eligible employees with a share of Company profits. In order to be eligible, employees must complete one year of service and be at least 21 years of age. Vesting is based on years of service, with employees becoming fully vested after six years. $64,485 contribution was made in year ended December 31, 2008.

E-Z DATA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2008
NOTE 8 — INCOME TAXES
Total Deferred income tax assets and liabilities are as follows at December 31, 2008:

Deferred income tax liabilities-current	$75,000
Deferred income tax assets-current, net of valuation allowance of $25,000	$1,000
Deferred income tax assets-noncurrent, net of valuation allowance of $450,000	$48,000
Deferred income tax liabilities-noncurrent	$1,000
The valuation allowance did not change during the year.
NOTE 9 — INCOME TAXES (Continued)
The Company has state net operating loss carryforwards of approximately $1,756,000, which expire through 2014.
The Company has federal and state research and development credit carryforwards generated prior to its status as an S Corporation of approximately $153,000 and $133,000, respectively, to reduce future income taxes. The federal carryforwards expire through 2012, and the state credits may be carried forward indefinitely. These credits may not be used by the Company during its classification as an S Corporation. Additionally, the Company has state research and development credit carryforwards of approximately $197,000 as an S Corporation. The credits may be carried forward indefinitely.
The tax provision as of December 31, 2008 consists of:

Currently payable	$11,700
Deferred	14,000

Total	$25,700